Exhibit 99.1

Fluent Announces Second Quarter 2021 Financial Results

•	Q2 2021 revenue of $73.4 million, up 3% over Q2 2020
•	Net loss of $5.2 million, or $0.06 per share
•	Media margin of $20.1 million, down 19% over Q2 2020 and representing 27.4% of revenue
•	Adjusted EBITDA of $1.9 million, representing 2.5% of revenue
•	Adjusted net loss of $1.9 million, or $0.02 per share

New York, NY – August 9, 2021 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the second quarter ended June 30, 2021.

Don Patrick, Fluent’s Interim Chief Executive Officer, commented, "Fluent’s results in the second quarter reflect accelerated investment in our strategic priority of enhancing quality across our marketplace. With our founding team now fully positioned on the front lines of our business, we accelerated our Traffic Quality Initiative during the quarter. We found opportunities to more rapidly test media expansion strategies, which generated revenue beyond prior expectations, while knowingly foregoing some margin in the near term. Looking to the second half of the year, we are focused both on further expanding traffic volumes and enhancing profitability, as we continue our journey to create more meaningful, enduring and higher-value connections for consumers with top-tier clients and brands."

Second Quarter Financial Summary

•	Q2 2021 revenue of $73.4 million, up 3% over Q2 2020
•	Net loss of $5.2 million or $0.06 per share, compared to net income of $0.5 million, or $0.01 per share, in Q2 2020
•	Media margin of $20.1 million, a decrease of 19% over Q1 2020 and representing 27.4% of revenue
•	Adjusted EBITDA of $1.9 million, representing 2.5% of revenue
•	Adjusted net loss of $1.9 million, or $0.02 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Traffic Quality Initiative progressing, with double-digit percent traffic volume gains since early April
•	Monetization, as measured by media margin per registration, which was up two-fold in-year 2020 (Q4 vs. Q1), remains robust in 2021 to date, and is anticipated to continue at these levels
•	We anticipate revenue growth in Q3 and Q4, with media optimizations yielding margin improvement vis-à-vis Q2 ‘21
•	Strategic shift to quality-based approach continues across Fluent’s marketplace
•	Client demand on Fluent’s performance marketplace continues to be strong, supporting our strategic transition
•	Contact center capability continues to scale

  Conference Call

Fluent, Inc. will host a conference call on Monday, August 9, 2021 at 4:30 PM ET to discuss its 2021 second quarter financial results. To listen to the conference call on your telephone, please dial (844) 200-6205 for domestic callers, or +44 208-0682-558 for international callers, and use the participant access code 239626. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (929) 458-6194 or +44 204-525-0658 with the replay passcode 219812. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; the outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; dependence on our key personnel; dependence on third-party service providers; management of the growth of our operations, including international expansion and the integration of acquired business units or personnel; the impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry; failure to compete effectively against other online marketing and advertising companies; competition we face for web traffic; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift to mobile applications; failure to detect click-through or other fraud on advertisements; impact of increased fulfillment costs; failure to meet our clients’ performance metrics or changing needs; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2021	December 31, 2020
ASSETS:
Cash and cash equivalents	$25,139	$21,087
Accounts receivable, net of allowance for doubtful accounts of $326 and $368, respectively	65,905	62,669
Prepaid expenses and other current assets	1,672	2,435
Total current assets	92,716	86,191
Restricted cash	1,480	1,480
Property and equipment, net	1,831	2,201
Operating lease right-of-use assets	7,460	8,284
Intangible assets, net	40,478	45,417
Goodwill	165,088	165,088
Other non-current assets	1,817	1,559
Total assets	$310,870	$310,220
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$16,364	$7,692
Accrued expenses and other current liabilities	22,223	31,568
Deferred revenue	1,222	1,373
Current portion of long-term debt	6,250	7,293
Current portion of operating lease liability	2,261	2,291
Total current liabilities	48,320	50,217
Long-term debt, net	42,683	33,283
Operating lease liability	6,405	7,290
Other non-current liabilities	5,108	2,545
Total liabilities	102,516	93,335
Contingencies (see Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 82,440,259 and 80,295,141, respectively; and Shares outstanding — 78,371,427 and 76,349,274, respectively	41	40
Treasury stock, at cost — 4,068,832 and 3,945,867 shares, respectively	(10,666)	(9,999)
Additional paid-in capital	415,325	411,753
Accumulated deficit	(196,346)	(184,909)
Total shareholders' equity	208,354	216,885
Total liabilities and shareholders' equity	$310,870	$310,220

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$73,378	$71,509	$143,548	$150,443
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	56,605	49,007	107,595	105,631
Sales and marketing	3,000	2,888	5,961	5,718
Product development	3,433	3,115	6,867	5,846
General and administrative	11,527	10,044	23,226	21,120
Depreciation and amortization	3,366	3,853	6,739	7,586
Goodwill impairment and write-off of intangible assets	199	817	199	817
Total costs and expenses	78,130	69,724	150,587	146,718
(Loss) income from operations	(4,752)	1,785	(7,039)	3,725
Interest expense, net	(427)	(1,333)	(1,435)	(2,865)
Loss on early extinguishment of debt	—	—	(2,964)	—
(Loss) income before income taxes	(5,179)	452	(11,438)	860
Income tax benefit	—	—	1	—
Net (loss) income	$(5,179)	$452	$(11,437)	$860

Basic and diluted (loss) income per share:
Basic	$(0.06)	$0.01	$(0.14)	$0.01
Diluted	$(0.06)	$0.01	$(0.14)	$0.01

Weighted average number of shares outstanding:
Basic	79,962,275	78,510,383	79,560,643	78,557,331
Diluted	79,962,275	78,666,776	79,560,643	78,905,792

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,437)	$860
Adjustments to reconcile net (loss) income to net cash provided by (used in) by operating activities:
Depreciation and amortization	6,739	7,586
Non-cash loan amortization expense	287	694
Share-based compensation expense	2,432	3,678
Non-cash loss on early extinguishment of debt	2,198	—
Non-cash accrued compensation expense for Put/Call Consideration	2,627	530
Goodwill impairment	—	817
Write-off of intangible assets	199	—
Provision for bad debt	98	131
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(3,334)	5,513
Prepaid expenses and other current assets	763	(75)
Other non-current assets	(258)	(599)
Operating lease assets and liabilities, net	(91)	(81)
Accounts payable	8,672	(9,973)
Accrued expenses and other current liabilities	(9,345)	(515)
Deferred revenue	(151)	1,328
Other	(64)	(62)
Net cash (used in) provided by operating activities	(665)	9,832
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(1,535)	(1,211)
Business acquisition, net of cash acquired	—	(1,426)
Acquisition of property and equipment	(23)	(37)
Net cash used in investing activities	(1,558)	(2,674)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	49,624	—
Repayments of long-term debt	(42,986)	(3,873)
Exercise of stock options	934	—
Prepayment penalty on debt extinguishment	(766)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(667)	(446)
Proceeds from the issuance of stock	136	—
Repurchase of treasury stock	—	(1,300)
Net cash provided by (used in) financing activities	6,275	(5,619)
Net increase in cash, cash equivalents and restricted cash	4,052	1,539
Cash, cash equivalents and restricted cash at beginning of period	22,567	20,159
Cash, cash equivalents and restricted cash at end of period	$26,619	$21,698

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net (loss) income excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income is defined as net (loss) income excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment,  (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income	$(5,179)	$452	$(11,437)	$860
Income tax benefit	—	—	(1)	—
Interest expense, net	427	1,333	1,435	2,865
Depreciation and amortization	3,366	3,853	6,739	7,586
Loss on early extinguishment of debt	—	—	2,964	—
Goodwill impairment	—	817	—	817
Write-off of intangible assets	199	—	199	—
General and administrative	11,527	10,044	23,226	21,120
Product development	3,433	3,115	6,867	5,846
Sales and marketing	3,000	2,888	5,961	5,718
Non-media cost of revenue (1)	3,363	2,312	9,053	3,915
Media margin	$20,136	$24,814	$45,006	$48,727
Revenue	$73,378	$71,509	$143,548	$150,443
Media margin % of revenue	27.4%	34.7%	31.4%	32.4%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (loss) income	$(5,179)	$452	$(11,437)	$860
Income tax benefit	—	—	(1)	—
Interest expense, net	427	1,333	1,435	2,865
Depreciation and amortization	3,366	3,853	6,739	7,586
Share-based compensation expense	1,201	1,281	2,432	3,678
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	881	530	2,627	530
Goodwill impairment	—	817	—	817
Write-off of intangible assets	199	—	199	—
Acquisition-related costs	500	15	500	62
Restructuring and other severance costs	97	—	97	—
Certain litigation and other related costs	359	1,115	1,027	2,022
Adjusted EBITDA	$1,851	$9,396	$6,582	$18,420

Below is a reconciliation of adjusted net income and adjusted net income per share from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2021	2020	2021	2020
Net (loss) income	$(5,179)	$452	$(11,437)	$860
Share-based compensation expense	1,201	1,281	2,432	3,678
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	881	530	2,627	530
Goodwill impairment	—	817	—	817
Write-off of intangible assets	199	—	199	—
Acquisition-related costs	500	15	500	62
Restructuring and other severance costs	97	—	97	—
Certain litigation and other related costs	359	1,115	1,027	2,022
Adjusted net (loss) income	$(1,942)	$4,210	$(1,591)	$7,969
Adjusted net (loss) income per share:
Basic	$(0.02)	$0.05	$(0.02)	$0.10
Diluted	$(0.02)	$0.05	$(0.02)	$0.10
Weighted average number of shares outstanding:
Basic	79,962,275	78,510,383	79,560,643	78,557,331
Diluted	79,962,275	78,666,776	79,560,643	78,905,792

We present media margin, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net (loss) income as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net  income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com